UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2020

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Kendrick Street, Suite 500, Needham, MA		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 7, 2020 (the “Effective Date”), Verastem, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with Chugai Pharmaceutical Co., Ltd. (“Chugai”), whereby Chugai granted an exclusive, worldwide license to the Company for the development, commercialization and manufacture of products containing CH5126766 (CKI27), a dual RAF/MEK inhibitor (the “Chugai Compound”).

Under the terms of the Agreement, the Company receives an exclusive right to develop and commercialize products containing the Chugai Compound at its own cost and expense. The Company is required to pay Chugai a non-refundable payment of $3,000,000 by February 21, 2020. The Company is obligated to pay Chugai double-digit royalties on net sales of products containing the Chugai Compound, subject to reduction in certain circumstances.    Chugai also obtained opt back rights to develop and commercialize the Chugai Compound (a) in the European Union, which option may be exercised through the date that the Company submits a New Drug Application to the U.S. Food and Drug Administration (the “FDA”) for a product which contains the Chugai Compound as the sole active pharmaceutical ingredient, and (b) in Japan and Taiwan, which option may be exercised through the date the Company receives  marketing authorization from the FDA for a product which contains the Chugai Compound as the sole active pharmaceutical ingredient.  As consideration for executing either option, Chugai would be obligated to make a payment to the Company to be calculated on the Company’s development costs to-date.  The Company and Chugai have made customary representations and warranties and have agreed to certain customary covenants, including confidentiality and indemnification.

Unless earlier terminated, the Agreement will expire upon the fulfillment of the Company’s royalty obligations to Chugai for the sale of any products containing the Chugai Compound, which royalty obligations expire, on a product-by-product and country-by-country basis, upon the last to occur, in each specific country, of (a) expiration of valid patent claims covering such product or (b) 12 years from the first commercial sale of such product in such country.

The Company may terminate the Agreement upon 180 days’ written notice. Subject to certain limitations, Chugai may terminate the Agreement upon written notice if the Company challenges any patent licensed by Chugai to the Company under the Agreement. Either party may terminate the Agreement in its entirety with 120 days’ written notice for the other party’s material breach if such party fails to cure the breach. Either party may also terminate the Agreement in its entirety upon certain insolvency events involving the other party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which will be filed as an exhibit to a subsequent periodic report to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure

The Company will be conducting meetings with investors attending the 38th Annual J.P. Morgan Healthcare Conference in San Francisco, California beginning on January 13, 2020. As part of these meetings, the Company will deliver the slide presentation attached to this report as Exhibit 99.1, which is incorporated herein by reference.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Verastem, Inc. presentation for 38th Annual J.P. Morgan Healthcare Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verastem, Inc.

Dated: January 13, 2020	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer